     As filed with the Securities and Exchange Commission on June __, 1998
                                              Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             --------------------

                           TELE-COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                              84-1260157
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000
              (Address of Principal Executive Offices) (Zip Code)

                 TELE-COMMUNICATIONS, INC. 1998 INCENTIVE PLAN
                            (Full title of the plan)

                             STEPHEN M. BRETT, ESQ.
                           TELE-COMMUNICATIONS, INC.
                                TERRACE TOWER II
                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000
                    (Name and address of agent for service)

                                 (303) 267-5500
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                    PROPOSED
                                                                                    MAXIMUM
TITLE OF EACH CLASS OF                AMOUNT                  PROPOSED MAXIMUM     AGGREGATE               AMOUNT OF
      SECURITIES                       TO BE                   OFFERING PRICE       OFFERING              REGISTRATION
   TO BE REGISTERED             REGISTERED (1)(2)               PER SHARE (3)      PRICE (3)                  FEE
----------------------------------------------------------------------------------------------------------------------

Tele-Communications, Inc.
 Series A TCI Group Common      )                             )
 Stock, par value $1.00         )                             )
 per share....................  )  10,000,000 shares (4)      )  $42.94
                                )                             )
                                )                             )
Tele-Communications, Inc.
 Series B TCI Group Common
 Stock, par value $1.00
 per share....................
                                                                                   )                      )
                                                                                   )                      )
                                                                                   )                      )
Tele-Communications, Inc.                                                          )                      )
 Series A Liberty Media         )                             )                    )                      )
 Group Common Stock, par        )                             )                    )                      )
 value $1.00 per share........  )  7,500,000 shares (4)       )  $40.50            )  $880,075,000        )  $259,622.13
                                )                             )                    )                      )
                                )                             )                    )                      )
                                                                                   )                      )
                                                                                   )                      )
                                                                                   )                      )
                                                                                   )                      )
Tele-Communications, Inc.
 Series B Liberty Media
 Group Common Stock, par
 value $1.00 per share........


Tele-Communications, Inc.
 Series A TCI Ventures          )                             )
 Group Common Stock, par        )                             )
 value $1.00 per share........  )  7,500,000 shares (4)       )  $19.59
                                )                             )
                                )                             )
Tele-Communications, Inc.
 Series B TCI Ventures
 Group Common Stock, par
 value $1.00 per share........


====================================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices reported on the National Market tier of The Nasdaq Stock Market for each of the Series B TCI Group Common Stock, the Series B Liberty Media Group Common Stock and the Series B TCI Ventures Group Common Stock on June 26, 1998
(which average prices were higher on such date than those of the Series A TCI Group Common Stock, the Series A Liberty Media Group Common Stock and the Series A TCI Ventures Group Common Stock, respectively).

(4) This registration statement registers a maximum aggregate of (i) 10,000,000 shares of Series A TCI Group Common Stock or Series B TCI Group Common Stock or a combination of both of such series, (ii) 7,500,000 shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock or a combination of both of such series, and (iii) 7,500,000 shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock or a combination of both of such series, all which may be issued as awards or pursuant to awards granted under the Tele-Communications, Inc. 1998 Incentive Plan.
================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the employee benefit plan information required by Item 1 of Part I of this Form and the statement of availability of registrant information and other information required by Item 2 of Part I of this Form will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Tele-Communications, Inc. (the "Company"), hereby incorporates by reference in this Registration Statement the following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File No. 0-20421):

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     (ii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

     (iii)  The Company's Current Report on Form 8-K, dated February 25, 1998

     (iv) The Company's Current Report on Form 8-K as amended by Form 8-K/A (Amendment No. 1), dated March 6, 1998.

     (v) Item 1 of the Company's registration statement on Form 8-A as amended by Form 8-A/A (Amendment No. 3), dated October 9, 1997.

     (vi) Item 1 of the Company's registration statement on Form 8-A as amended by Form 8-A/A (Amendment No. 1), dated August 28, 1997.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares registered hereby is being passed upon for the Company by Stephen M. Brett, Esq., Executive Vice President and General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

     Article V, Section E of the Company's Restated Certificate of Incorporation provides as follows:

     "1.  Limitation On Liability.
          -----------------------

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

     2.   Indemnification.
          ---------------

          (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

          (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     3.   Amendment or Repeal.
          -------------------

          Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

     Article II, Section 2.9 of the Company's Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Company, to the fullest extent provided by the laws of the State of Delaware and the Company's Restated Certificate of Incorporation, as then or thereafter in effect.

     The Company has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Company if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, the Company will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Company.

     The indemnification agreements impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnities' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Company's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that an indemnitee be provided with the maximum coverage available for any director or officer of the Company if there is such a policy.

     The Company may purchase liability insurance policies covering its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4.1 Restated Certificate of Incorporation of the Company dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995,
          January 25, 1996, January 25, 1996, April 7, 1997, August 28, 1997,
          December 31, 1997 and December 31, 1997 (Incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-20421)).

     4.2 Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

     4.3 Specimen Stock Certificate for the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.3 of Amendment No. 1 to the Company's registration statement on Form 8-A, which was subsequently amended by Form 8-A/A (Amendment Nos. 1, 2 and 3) (Commission File No. 0-20421)).

     4.4 Specimen Stock Certificate for Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.5 of Amendment No. 1 to the Company's registration statement on Form 8-A, which was subsequently amended by Form 8-A/A (Amendment Nos. 1, 2 and 3) (Commission File No. 0-20421)).

     4.5 Specimen Stock Certificate for Tele-Communications, Inc. Series A TCI Ventures Group Common Stock, par value $1.00 per share, of the Company (Incorporated herein by reference to Exhibit 4.3 of the Company's registration statement on Form S-8, filed with the Commission on November 13, 1997 (No. 333-40141)).

     4.6 Specimen Stock Certificate for Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share, of the Company (Incorporated herein by reference to Exhibit 4.4 of Amendment No. 1 to the Company's registration statement on Form 8-A, which was subsequently amended by Form 8-A/A (Amendment Nos. 1, 2 and 3) (Commission File No. 0-20421)).

     4.7 Specimen Stock Certificate for Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share, of the Company (Incorporated herein by reference to Exhibit 4.6 of Amendment No. 1 to the Company's registration statement on Form 8-A, which was subsequently amended by Form 8-A/A (Amendment Nos. 1, 2 and 3) (Commission File No. 0-20421)).

     4.8 Specimen Stock Certificate for Tele-Communications, Inc. Series B TCI Ventures Group Common Stock, par value $1.00 per share, of the Company.

     4.9 Tele-Communications, Inc. 1998 Incentive Plan (Incorporated herein by reference to Appendix A to the Company's Proxy Statement relating to the 1998 Annual Meeting of Stockholders, dated April 30, 1998, filed pursuant to Section 14 of the Exchange Act (Commission File No. 0-20421)).

     5    Opinion of Stephen M. Brett, Esq.

     23.1 Consent of KPMG Peat Marwick LLP.

     23.2 Consent of KPMG Peat Marwick LLP.

     23.3 Consent of KPMG Peat Marwick LLP.

     23.4 Consent of KPMG Peat Marwick LLP.

     23.5 Consent of KPMG Audit Plc.

     23.6 Consent of Deloitte & Touche LLP.

     23.7 Consent of KPMG Peat Marwick LLP.

     23.8 Consent of Stephen M. Brett, Esq. (included in Exhibit 5).

     24   Power of Attorney (included herein on page II-8).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 29, 1998.


                            TELE-COMMUNICATIONS, INC.


                            By: /s/ STEPHEN M. BRETT
                                ---------------------------------------------
                                Name: Stephen M. Brett
                                Title: Executive Vice President and Secretary

                               POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq. and Elizabeth M. Markowski, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

         Signature                       Title                    Date
         ---------                       -----                    ----

/s/ JOHN C. MALONE
--------------------------   Chairman of the Board, Chief    June 29, 1998
(John C. Malone)             Executive Officer and
                             Director (Principal Executive
                             Officer)

/s/ LEO J. HINDERY, JR.
--------------------------   President, Chief Operating      June 29, 1998
(Leo J. Hindery, Jr.)        Officer and Director

/s/ DONNE F. FISHER
--------------------------   Director                        June 29, 1998
(Donne F. Fisher)


--------------------------   Director
(John W. Gallivan)

/s/ PAUL A. GOULD
--------------------------   Director                        June 29, 1998
(Paul A. Gould)


--------------------------   Director
(Jerome H. Kern)


--------------------------   Director
(Kim Magness)

/s/ ROBERT A. NAIFY
--------------------------   Director                        June 18, 1998
(Robert A. Naify)

/s/ J.C. SPARKMAN
--------------------------   Director                        June 29, 1998
(J.C. Sparkman)

/s/ BERNARD W. SCHOTTERS
--------------------------  Senior Vice President and        June 29, 1998
(Bernard W. Schotters)      Treasurer
                            (Principal Financial Officer)

/s/ GARY K. BRACKEN
--------------------------  Executive Vice President of      June 29, 1998
(Gary K. Bracken)           TCI Communications, Inc.
                            (Principal Accounting
                            Officer)

    The Plan. Pursuant to the requirements of the Securities Act, the persons who administer the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on June 29, 1998.


                             TELE-COMMUNICATIONS, INC. 1998 INCENTIVE PLAN



                             By: /s/ GARY BRACKEN
                                 ______________________________
                                 Name:   Gary Bracken
                                 Title:  Plan Administrator

                                 EXHIBIT INDEX

     4.1 Restated Certificate of Incorporation of the Company dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August 3,
           1995, January 25, 1996, January 25, 1996, April 7, 1997, August 28,
           1997, December 31, 1997 and December 31, 1997 (Incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-20421)).

     4.2 Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

     4.3 Specimen Stock Certificate for the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.3 of Amendment No. 1 to the Company's registration statement on Form 8-A, which was subsequently amended by Form 8-A/A (Amendment Nos. 1, 2 and 3) (Commission File No. 0-20421)).

     4.4 Specimen Stock Certificate for Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.5 of Amendment No. 1 to the Company's registration statement on Form 8-A, which was subsequently amended by Form 8-A/A (Amendment Nos. 1, 2 and 3) (Commission File No. 0-20421)).

     4.5 Specimen Stock Certificate for Tele-Communications, Inc. Series A TCI Ventures Group Common Stock, par value $1.00 per share, of the Company (Incorporated herein by reference to Exhibit 4.3 of the Company's registration statement on Form S-8, filed with the Commission on November 13, 1997 (No. 333-40141)).

     4.6 Specimen Stock Certificate for Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share, of the Company (Incorporated herein by reference to Exhibit 4.4 of Amendment No. 1 to the Company's registration statement on Form 8-A, which was subsequently amended by Form 8-A/A (Amendment Nos. 1, 2 and 3) (Commission File No. 0-20421)).

     4.7 Specimen Stock Certificate for Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share, of the Company (Incorporated herein by reference to Exhibit 4.6 of Amendment No. 1 to the Company's registration statement on Form 8-A, which was subsequently amended by Form 8-A/A (Amendment Nos. 1, 2 and 3) (Commission File No. 0-20421)).

     4.8 Specimen Stock Certificate for Tele-Communications, Inc. Series B TCI Ventures Group Common Stock, par value $1.00 per share, of the Company.

     4.9 Tele-Communications, Inc. 1998 Incentive Plan (Incorporated herein by reference to Appendix A to the Company's Proxy Statement relating to the 1998 Annual Meeting of Stockholders, dated April 30, 1998, filed pursuant to Section 14 of the Exchange Act (Commission File No. 0-20421)).

     5     Opinion of Stephen M. Brett, Esq.

     23.1  Consent of KPMG Peat Marwick LLP.

     23.2  Consent of KPMG Peat Marwick LLP.

     23.3  Consent of KPMG Peat Marwick LLP.

     23.4  Consent of KPMG Peat Marwick LLP.

     23.5  Consent of KPMG Audit Plc.

     23.6  Consent of Deloitte & Touche LLP.

     23.7  Consent of KPMG Peat Marwick LLP.

     23.8  Consent of Stephen M. Brett, Esq. (included in Exhibit 5).

     24    Power of Attorney (included herein on page II-8).